UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2016

Dominovas Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51736	20-5854735
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

1170 Peachtree St., N.E., 12th Floor, Atlanta, GA 30309
(Address of principal executive offices)

(800) 679-1249
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events

Dominovas Energy Corporation has appointed Mr. Mansur Nuruddin, Esq. as advisor, and has also engaged his Johannesburg-based firm, MNCapital Africa Advisors.  Mr. Nuruddin will assume responsibility for Dominovas Energy’s capital raising, project financing, capital markets, and advisory activities, as well as advising the Company on specific issues relating to corporate governance, corporate finance, and investor relations.  Mr. Nuruddin will report to Neal Allen, chairman and chief executive officer of Dominovas Energy.

Mr. Nuruddin is an international finance guru with over 15 years of experience in complex corporate transactions, a background that provides him the unique experience of working on four continents: North America, Europe, Asia and now Africa.  He began his legal career with the Wall Street law firm of Cravath, Swaine & Moore LLP, where he spent nearly seven years between Cravath's New York and London offices.  He has also worked for Herbert Smith in Hong Kong and Bowman Gilfillan in South Africa.  Prior to co-founding MN Capital Africa Advisors, he was the managing partner of Nuruddin & Associates -- a boutique legal and financial advisory firm.

Mr. Nuruddin has worked on a broad range of energy-related corporate transactions, including leveraged buyouts, private equity transactions, public and private mergers and acquisitions, securitizations, initial public offerings, secondary offerings, public and private bond offerings, private placements and joint ventures.  He has worked on public and private placements in Europe, the United States, Asia and Africa, and has an in-depth understanding of the security law requirements for capital raising in numerous jurisdictions.

MNCapital Africa Advisors (“MNCAA”) is an African-focused financial advisory firm offering corporate advisory, capital raising and market entry services.

Partners of the firm are based throughout Africa, including Ghana, Nigeria, South Africa, Tanzania and Zimbabwe and in key financial centers globally: Dubai, London, Paris, New York and Singapore.  This world-class interdisciplinary team includes lawyers, bankers, business analysts, certified accountants, and marketing professionals, covering a range of industries, from infrastructure, telecoms & media, mining and oil & gas, retail & consumer, agriculture, manufacturing, and financial services.

MNCAA’s capital raising services are backed by strong relationships with key decision-makers in Africa-focused private equity firms and DFIs, sovereign wealth funds, and numerous family offices, HNWIs and strategic investors.

Mr. Nuruddin and MNCAA will further expand and fulfil all responsibilities as were previously assigned to Dominovas Energy’s former non-executive Vice President for Finance and Investments.

Item 9.01 Financial Statements and Exhibits

10.1  Engagement letter with MNCapital Africa Advisors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINOVAS ENERGY CORPORATION

Date: May 25, 2016	By:	/s/ Neal Allen
	Name:	Neal Allen
	Title:	Chairman, President and Chief Executive Officer